Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Action 2024 Shareholding Plan of Sanofi, of our reports dated February 23, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Sanofi’s Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

April 4, 2024